ASSIGNMENT AND ASSUMPTION OF OPTION TO PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF OPTION TO PURCHASE AGREEMENT (this "Assignment") is dated as of February 13, 2006 (the "Assignment Date"), by and between QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation ("Assignor"), and CARTWRIGHT, LLC, a Delaware limited liability company, doing business in California as Cartwright Real Estate, LLC ("Assignee"), with reference to the following facts:

WHEREAS, Assignor and Klein Investments, Family Limited Partnership ("Owner"), are parties to that certain Option to Purchase Agreement, dated as of March 5, 2004 (the "Option Agreement"), pursuant to which Owner granted to Assignor an option to purchase certain property located in the City of Irvine, County of Orange, State of California, as more particularly described on Exhibit A attached hereto; and

WHEREAS, Assignor desires to assign its rights and obligations under the Option Agreement to Assignee and Assignee desires to accept the same.

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants and conditions contained in this Assignment, the parties agree as follows:

1. Assignment. As of the Assignment Date, Assignor hereby assigns, sets over and transfers to Assignee, all of Assignor's rights and obligations as "Optionee" in, to and under the Option Agreement.

2. Assumption. As of the Assignment Date, Assignee hereby accepts the within assignment and assumes and agrees to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Option Agreement on the part of "Optionee" thereunder to be performed on and after the Assignment Date.

3. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

4. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

5. Defined Terms. Capitalized terms not otherwise defined in this Assignment have the meanings ascribed to such terms in the Option Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

ASSIGNOR:

QUANTUM FUEL SYSTEMS TECHNOLOGIES

WORLDWIDE, INC., a Delaware corporation

By: /s/ Kenneth R. Lombardo

Name: Kenneth R. Lombardo

Title: Vice President --Legal and General Counsel

ASSIGNEE:

CARTWRIGHT, LLC,

a Delaware limited liability company,

doing business in California as

Cartwright Real Estate, LLC

By: /s/ Alan Niedzwiecki

Name: Alan Niedzwiecki

Title: Manager

Exhibit 1

Legal Description

PARCEL A:

Parcel 1 in the City of Irvine, as shown on a map filed in Book 71 page 2 of Parcel Maps, records of said Orange County, California.

EXCEPTING any and all oil, oil rights, minerals, mineral rights, natural gas, natural gas rights, and other hydrocarbons by whatsoever name known, that may be within or under the Parcel of land hereinabove described together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines without, however, the right to drill, mine, store, explore and operate through the surface or the upper 500 feet of the subsurface of the land hereinabove described, as reserved in the deed recorded July 8, 1980 in book 13657 page 1998, Official Records.

PARCEL B:

Parcel 2 as shown on a map filed in book 83 pages 32 and 33 of Parcel Maps, records of said Orange County, California.

EXCEPTING all oil, oil rights, minerals, mineral rights, natural gas, natural gas rights, and other hydrocarbons by whatsoever name known, geothermal steam, and all products derived from any of the foregoing, that may be within or under the Parcel of land hereinabove described together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair. deepen and operate any such wells or mines without, however, the right to drill, mine, store, explore and operate through the surface or the upper 500 feet of the subsurface of the land hereinabove described, as reserved in the deed recorded August 12, 1976 in book 11847 page 1868, Official Records